Exhibit B

                    ACCESS PHARMACEUTICALS, INC.

                      2001 Restricted Stock Plan

           (AS AMENDED SUBJECT TO STOCKHOLDER APPROVAL AT THE
                 2005 ANNUAL MEETING OF STOCKHOLDERS)

1. Definitions

As used in this 2001 Access Pharmaceuticals, Inc.
Restricted Stock Plan, the following terms shall have the following meanings:

(a) Acquisition means a merger or consolidation of the Company with or into another person or the sale, transfer, or other disposition of all or substantially all of the Company's assets to one or more other persons in a single transaction or series of related transactions, unless after such transaction(s) securities possessing more than 50% of the total combined voting power of the survivor's or acquiror's outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company immediately prior to that transaction.

(b) Board means the Company's Board of Directors.

(c) Change of Control means any of the following transactions:

(i) any Acquisition, or

(ii) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange
Act of 1934 (the "Exchange Act"), other than the
Company, directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders, or

(iii) there is a change in the composition of the Board such that individuals who, as of the date hereof, constitute the Company's Board of Directors
(the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided, that any individual becoming a director of the Company subsequent to the date of the Restricted Stock Award whose election or nomination for election by the Company's stockholders, was approved by at least a majority of the directors of the Company then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent
Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act).

(d) Committee means the Compensation Committee of the Board or such other Board committee as may be designated by the Board; provided that the Board may at any time or from time to time determine to assume any or all of the functions of the Committee under the Plan and in such event, references herein to the "Committee" shall mean the Board acting in such capacity.

(e) Common Stock or Stock means common stock, par value $0.01 per share, of the Company.

(f) Company means Access Pharmaceuticals, Inc., a
Delaware corporation, or any successor corporation.

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(g) Family Member means any child, stepchild,
grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty (50) percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty
(50) percent of the voting interests.

(h) Participant means any recipient of a Restricted
Stock Award.

(i) Permitted Transferee means any Family Member of a
Participant or a trust maintained exclusively for the benefit of, or a partnership all of the interests in which are held by, one or more of the Participant and his or her Family Members.

(j) Plan means this 2001 Restricted Stock Plan, as amended or restated from time to time.

(k) Restricted Stock Award means any grant or purchase, at a price determined by the Committee (or for no price), of Common Stock which is nontransferable, except in accordance with Section
8(e), and subject to forfeiture until conditions of performance or continuing employment, directorship, consultancy, and or advisement, specified by the Committee are met.

2. Purpose

The purpose of the Plan is to advance the interests of the Company and its stockholders by strengthening the ability of the Company to attract, retain and motivate key employees, directors, consultants and advisors of the Company by providing them with an opportunity to purchase shares of Common Stock and thus participate in the ownership of the Company, including the opportunity to share in any appreciation in the value of such shares of Common Stock. It is intended that the Plan will strengthen the mutuality of interest between such persons and the stockholders of the Company.

3. Shares of Common Stock Subject to the Plan

(a) Subject to adjustment in accordance with the provisions of Section 3(c) and Section 6 of this Plan, the aggregate number of shares of Common Stock that may be granted or sold pursuant to Restricted Stock
Awards under the Plan shall not exceed 400,000 shares.

(b) The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Committee, from authorized but unissued shares of Common Stock and/or from previously issued shares of Common Stock reacquired by the Company.

(c) If shares covered by Restricted Stock Awards are forfeited or repurchased, such number of shares will no longer be charged against the limitation provided in Section 3(a) and may again be made subject to Restricted Stock Awards.

4. Administration of the Plan

(a) The Plan will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law). The captions of sections of the Plan are for reference only and will not affect the interpretation or construction of the Plan.

(b) The Plan will be administered by the Committee.
The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out

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                                -3-

its functions as described in the Plan. The Committee shall determine the persons to whom, and the time or times at which, Restricted Stock Awards may be granted and the number of shares subject to each Restricted
Stock Award. The Committee also has authority (i) to interpret the Plan, (ii) to determine the terms and provisions of Restricted Stock Award agreements or instruments (which need not be identical), and (iii) to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

(c) No member of the Committee will be liable for any action taken or determination made in good faith by the Committee or such member with respect to the Plan or any Restricted Stock Award under it.

5. Terms and Conditions of Restricted Stock Awards.

(a) The Committee shall determine and designate from time to time those persons who are to receive
Restricted Stock Awards, and the number of shares covered by each Restricted Stock Award. Each
Restricted Stock Award will be evidenced by a written agreement or instrument and may include any other terms and conditions consistent with the Plan, as the Committee may determine.

(b) All shares of Common Stock subject to Restricted
Stock Awards granted or sold pursuant to the Plan may be issued or transferred for such consideration (which may consist wholly of services) as the Committee may determine, and will be subject to the following conditions:

(i) The shares may not be sold, transferred, or otherwise alienated or hypothecated, except to the Company, until the conditions imposed pursuant to subsection (c) of this Section 5 have been met or are removed, unless the Committee determines otherwise in accordance with Section 8(e).

(ii) The Committee may provide in the agreement or instrument evidencing the grant of a Restricted Stock
Award that the certificates representing shares subject to such Restricted Stock Award will be held in escrow by the Company or another designated escrow agent until the conditions imposed pursuant to subsection (c) of this Section 5 have been met or are removed.

(iii) Each certificate representing shares subject to a Restricted Stock Award granted or sold pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed.

(iv) The Committee may impose other conditions on any shares subject to Restricted Stock Awards granted or sold pursuant to the Plan as it may deem, including without limitation, restrictions under the Securities
Act of 1933, as amended, under the requirements of any stock exchange or securities quotations system upon which such shares or shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

(c) Restricted Stock Awards shall be subject to forfeiture or repurchase at their initial purchase price until such time or times, and/or upon the achievement of such predetermined performance objectives, as shall be determined by the Committee and set forth in the agreement or instrument evidencing the Restricted Stock Award. In the event a holder of a Restricted Stock Award ceases to be an employee, director, consultant and/or advisor, as applicable, of the Company, all shares under the Restricted Stock Award that remain subject to restrictions at the time his or her employment, directorship consulting and/or advising relationship terminates will be returned to or repurchased by the Company at their initial price unless the Committee determines otherwise.

(d) Subject to the provisions of subparagraphs (b) and
(c) above and any contrary terms of a Restricted Stock
Award agreement, the holder will have all rights of a stockholder with respect to the shares covered by Restricted Stock Awards granted or sold, including the right to receive all dividends and other distributions paid or made with respect thereto; provided, however, that the Committee may require that he

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or she shall execute an irrevocable proxy or enter
into a voting agreement with the Company as determined by the Committee for the purpose of granting the Company or its nominee the right to vote all shares that remain subject to restrictions under this Section
5 in the same proportions (for and against) as the outstanding voting shares of the Company that are not subject to such restrictions are voted by the other stockholders of the Company on any matter, unless the Committee determines otherwise.

6. Adjustment Provisions.

(a) All of the share numbers set forth in the Plan reflect the capital structure of the Company as of May
12, 2005. Subject to Section 6(b), if subsequent to such date the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment shall be made in (i) the maximum numbers and kinds of shares provided in
Section 3, (ii) the numbers and kinds of shares or other securities subject to the then outstanding
Restricted Stock Awards, and (iii) the terms of the Company's repurchase rights, if any, as to any Restricted Stock Award.

(b) Adjustments under this Section 6 will be made by the Committee in accordance with the terms of this
Section 6. Any determination by the Committee as to what adjustments will be made and the extent thereof, so as to effectuate the intent of this Section 6, will be final, binding, and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

7. Effect of a Change in Control

Subject to any provisions of then outstanding
Restricted Stock Awards granting greater rights to the holders thereof, in the event of a Change in Control
(including a Change of Control which is an acquisition), any Restricted Stock Award still then subject to forfeiture shall fully and immediately vest and any repurchase rights of the Company or an acquiring entity shall expire. The Committee shall have the discretion, exercisable either in advance of a Change in Control or at the time thereof, to provide
(upon such terms as it may deem appropriate) for the subsequent termination of one or more of the Company's repurchase rights with respect to Restricted Stock
Awards that do not otherwise terminate at that time, in the event that the employment or association of the respective grantees of such Restricted Stock Awards with the Company should subsequently terminate following such Change in Control.

8. General Provisions

(a) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as an employee or director of or as a consultant or advisor to the Company or any of its Subsidiaries or affect the right of the Company or any Subsidiary to terminate the employment, directorship, consultancy and/or advisement relationship, as applicable, of any Participant at any time, with or without cause.

(b) No shares of Common Stock will be issued or transferred pursuant to a Restricted Stock Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges or securities quotations systems upon which the Common Stock may be listed, have been fully met.
As a condition precedent to the issuance of shares pursuant to the grant of a Restricted Stock Award, the Company may require the Participant to take any reasonable action to meet such requirements.

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                                -5-

(c) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan, except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

(d) Except as set forth in paragraph (e) below, no right under the Plan, contingent or otherwise, will be transferable or assignable or subject to any encumbrance, pledge, or charge of any nature.

(e) The Committee may, upon the grant of a Restricted
Stock Award or by amendment to any written agreement or instrument evidencing such Restricted Stock Award, provide that such Restricted Stock Award or the shares of Common Stock to which such Restricted Stock Award relates be transferable by the person to whom such Restricted Stock Award was granted, without payment of consideration (and still subject to any otherwise applicable restrictions), to a Permitted Transferee of such person; provided, however, that no transfer of a Restricted Stock Award shall be valid unless first approved by the Committee, acting in its sole discretion.

(f) The written agreements or instruments evidencing
Restricted Stock Awards granted under the Plan may contain such other provisions as the Committee may deem advisable.

(g) Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of restricted stock, stock options and other awards other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

9. Amendment and Termination of Plan

(a) The Board shall have the power, in its discretion, to amend, modify, suspend, or terminate the Plan at any time, subject to the rights of holders of outstanding Restricted Stock Awards on the date of such action, and to the approval of the stockholders of the Company if stockholder approval of an amendment or modification is required by applicable law.

(b) The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of a Restricted Stock Award held by such Participant as it deems advisable.

(c) No amendment, suspension or termination of the Plan will, without the consent of the Participant, terminate, impair, or adversely affect any right or obligation under any Restricted Stock Award previously granted to such Participant under the Plan.

10. Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Restricted Stock Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company's stockholders.
Restricted Stock Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan.